Exhibit 10.3

                PURCHASE OF SUBORDINATED SECURED PROMISSORY NOTE
                      AND SUPPLY AND CONSIGNMENT AGREEMENT

     This agreement to Purchase Subordinated Secured Promissory Note and Supply and Consignment Agreement (this "Agreement") is made thisAlp day of February 2002, by and among SerVaas, Inc., an Indiana corporation ("SerVaas"), The Bourt SerVaas Revocable Trust (the "Trust), U.S. Rubber Reclaiming, Inc., an Indiana corporation ("USRK) and Obsidian Enterprises, Inc., a Delaware corporation ("Obsidian") and D.C. Investments, LLC, an Indiana limited liability company.

                                    RECITALS

     WHEREAS, SerVaas sold all of the issued and outstanding capital stock of U.S. Rubber Reclaiming, Inc. to USRR Acquisition, Inc. on December 29, 2000; and thereafter USRR Acquisition, Inc. and U.S. Rubber Reclaiming, Inc. merged with USRR Acquisition, Inc. as the surviving corporation; and thereafter USRR Acquisition, Inc. changed its name to U.S. Rubber Reclaiming, Inc. ("USW') the business corporation that is a party to this Agreement; and

     WHEREAS, on December 29, 2000, USRR entered into a certain Subordinated Secured Promissory Note in the principal amount of One Million Seven Hundred Fifty Thousand and no/100 Dollars ($1,750,000) (the "Note") payable to the order of SerVaas, Inc. with interest at 14% per annum through March 31, 2001 and at 20% per annurn thereafter in partial payment of the acquisition costs of USRR; and

     WHEREAS, on December 29, 2000, SerVaas and USRR entered into that certain Supply and Consignment Agreement (the "Supply Agreement") wherein SerVaas agreed to supply and USRR agreed to purchase Six Million Four Hundred Thousand (6,400,000) pounds of scrap butyl rubber raw material inventory (the "SerVaas Scrap Butyl") in equal monthly orders of Two Hundred Sixty Six Thousand Six Hundred Sixty-Seven (266,667) pounds each, for a monthly purchase price of Forty One Thousand Six Hundred Sixty Seven Dollars ($41,667.00). The total Supply Agreement Purchase Price being One Million Eight and no/100 Dollars ($1,000,008.00); and

     WHEREAS, on December 29, 2000, SerVaas, USRR and Bank One, Indiana, National Association ("Bank One") entered into that certain Subordination Agreement (the "Subordination Agreement") wherein SerVaas subordinated the obligations of the Note and Supply Agreement to the Obligations owed by USRR to Bank One; and

     WHEREAS, on June 14, 200 1, USRR and SerVaas entered into a Waiver and Deferral Agreement (the "Waiver") wherein SerVaas agreed to the suspension of interest payments on the Note for the months of May, June, July and August, 200 1, which interest accrued at 14% per annum, and further SerVaas agreed to defer USRR's purchases of SerVaas Scrap Butyl for the same 4 month period of May, June, July and August 200 1; and

     WHEREAS, Obsidian's predecessor in interest Danzer Corporation ("Danzer") acquired all of the outstanding capital stock of USRR (the "USRR Shares") in an acquisition that closed on June 21, 200 1; and thereafter on June 29, 2001 pursuant to a Stock Pledge Agreement Danzer pledged the USSR Shares to SerVaas (the "Stock Pledge") in order to secure the USRR obligations under the Note and Supply Agreement; and

     WHEREAS, certain disagreements have risen between SerVaas, USRR and Obsidian in respect of the value and usefulness of the SerVaas Scrap Butyl and the condition of the 12 inch extruder owned and utilized by USRR as of December 29, 2000; and

     WHEREAS, in May, 2001 Obsidian caused USRR to suspend any further payments under either the Note and/or the Supply Agreement until such disputes are resolved; and

     WHEREAS, on the 301h day of December, 2001, SerVaas assigned the Note to the Trust; and

     WHEREAS, on February 7, 2002 the parties entered into a Term Sheet settling the disputes between the parties and providing for the purchase of both the Note and Supply Agreement; and

     WHEREAS, on February 7, 2002, in consideration of the agreements set forth in the Tenn Sheet, SerVaas waived certain defaults of USRR under the Note and Supply Agreement through November 1, 2002; and

     WHEREAS, the parties to this Agreement desire to compromise and settle the disputes that have arisen among them and in order to settle such disputes Obsidian is willing, for a discount, to purchase the Note and arrange for an affiliated Party to purchase the Supply Agreement.

     NOW, THEREFORE, in consideration of the mutual promises made by the Parties one to the other and other good and valuable consideration the receipt of which is hereby acknowledged, the Parties hereto hereby agree as follows:

     1. Note Purchase. During the four (4) month period of the Waiver, the Note accrued interest through August 31, 2001 in the amount of Eighty-Two Thousand Five Hundred Sixty-One and 64/100 Dollars ($82,561.64) and commencing September 1, 2001, through the date hereof the Note has accrued interest at the rate of twenty percent (20%) per annum in the amount of One Hundred Seventy-One Thousand Six Hundred Forty-Three and 84/100 Dollars ($171,643.84). On or before February 26, 2002 Obsidian agrees to purchase and the Trust agrees to sell to Obsidian the Note and all interest earned and accrued thereon for the Purchase Price of Seven Hundred Thousand Dollars ($700,000), plus 30,000 shares of Obsidian Series C Preferred Stock Convertible to Obsidian Common Stock at 20:1 and valued for the purposes of this Agreement at $5.00 per share or $150,000 (the "Note Purchase Price").

     2. Supply Agreement. From January 1, 2001 through April 30,2001, USRR purchased 1,066,668 pounds of SerVaas Scrap Butyl and paid to SerVaas the sum of $125,001 for such SerVaas Scrap Butyl. SerVaas has 5,599,999 pounds of SerVaas Scrap Butyl remaining at the USRR facility on consignment and subject to the Supply Agreement. DC Investments hereby agrees to purchase the Supply Agreement by the issuance of its unsecured Promissory Note to SerVaas in the principal amount of $700,000 with interest at 8% per annum and with a maturity date of March 18, 2003 (the "DC Investments Note") and in consideration therefore, SerVaas shall assign all its right, title and interest in and to the Supply Agreement to DC Investments, The DC Investments Note shall be amortized over twelve (12) months in equal monthly installments of $60,767.06 each.

     3. Waiver. Effective with the execution of this Agreement the Waiver and Deferral Agreement and Term Sheet are terminated and merged into this Agreement.

     4. Note and Stock Pledge. Upon payment of the Note Purchase Price, the Trust agrees to promptly cancel the Stock Pledge Agreement and to return the pledged USRR shares to Obsidian and to assign the Note and all accrued interest thereon to Obsidian.

     5. Subordination. This Agreement is subject to and conditioned upon the terms and conditions of the Subordination Agreement. Upon the execution and delivery of this Agreement, Obsidian will request a consent from Bank One to the transactions contemplated herein. Such request shall include a request for the termination and release of SerVaas from the Subordination Agreement and also from the terms and conditions of that certain Inter-creditor Agreement by and between SerVaas and Bank One dated December 29, 2000, such releases and terminations to be effective upon the Close of the transactions contemplated herein.

     6. DC Investments Note. SerVaas intends to sell the DC Investments Note to a bona fide purchaser for value and in contemplation of such sale the parties agree as follows:

          (i) in the event SerVaas receives a bona fide third party offer to purchase the DC Investments Note then in such event, DC Investments shall have and SerVaas hereby grants to DC Investments a "right of first refusal" to purchase the DC Investments Note on the same terms and conditions as such bona fide third party offer; upon receipt of written notice of a bona fide offer to purchase the DC Investments Note, DC Investments will notify SerVaas within five (5) days of its exercise of this right of first refusal or such right will terminate; and

          (ii) in the event the bona fide third party offer to purchase the DC Investments Note is less than the then outstanding principal balance of the DC Investments Note, then in such event, DC Investments shall pay the difference to SerVaas of the bona fide offer and the then outstanding principal balance of the Note up to a maximum differential amount of $150,000.

     7. Mutual Release. Conditioned upon the satisfactory performance of this Agreement as contemplated in paragraphs 1,2,3 and 4 above, DC Investments, Obsidian and USRR hereby release and forever discharge SerVaas and the Trust and SerVaas and the Trust hereby release, and forever discharge Obsidian, USRR and DC Investments from any and all obligations, claims, loss and/or damage arising from the Note, Supply Agreement, Waiver, Stock Pledge, Subordination Agreement and Intercreditor Agreement.

     8. Term and Termination. In the event either DC Investments or Obsidian are unable to complete its obligations set forth in paragraphs I and 2 above, on or before February 26, 2002, then in such event this Agreement shall terminate and all of the terms and conditions of the Note and Supply Agreement shall be immediately reinstated, and all accrued interest on the Note shall be immediately due and payable.

     9. Binding. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     10. Governing Law. This Agreement shall be governed by the laws of the State of Indiana, without regard to conflict of laws principles.

     11. Counterparts. This Agreement may be executed by original or facsimile signatures, in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one agreement.

     12. Miscellaneous. This Agreement constitutes the entire Agreement of SerVaas, the Trust, USRR, Obsidian and DC Investments with respect to the matters set forth herein, captions are for the ease of reference only and shall not affect the meaning of relevant provisions. The meanings of all defined terms used in this Agreement shall be equally applicable to the singular and the plural forms of the terms defined. No amendment or waiver of any provisions of this Agreement shall be effective, unless the same shall be in writing and signed by all Parties.

     IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement on the date first above written.

DC Investments, LLC                     U.S. Rubber Reclaiming, Inc.

By: /s/ Timothy S. Durham                  By: /s/ Timothy S. Durham
   --------------------------              -----------------------------
    Timothy S. Durham                       Timothy S. Durham, Chairman
    Managing Member
                                        Obsidian Enterprises, Inc.


                                        By: /s/ Timothy S. Durham
                                           -----------------------------
                                            Timothy S. Durham, Chairman

The Beurt SerVaas Revocable Trust       SerVaas, Inc.


By: /s/ Beurt SerVaas                   By: /s/ Beurt SerVaas
   --------------------------              -----------------------------
    Beurt SerVaas, Trustee                  Beurt SerVaas, President